Exhibit 4.1



                             CERTIFICATE OF TRUST OF
                            GUARANTY CAPITAL TRUST I


         THIS Certificate of Guaranty Capital Trust I (the "Trust"), dated November 21, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

         1. Name. The name of the business trust formed hereby is Guaranty Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, have executed this Certificate of Trust as of the date first above written.


                                       WILMINGTON TRUST COMPANY,
                                       as trustee


                                       By:  /s/ W. Chris Sponenberg
                                           -----------------------------------
                                       Name:   W. Chris Sponenberg
                                       Title:  Senior Financial Services Officer